Exhibit 10.91
RANK GROUP LIMITED
LEVEL NINE
148 QUAY STREET
PO BOX 3515
AUCKLAND, NEW ZEALAND
October 15, 2009
Beverage Packaging Holdings (Luxembourg) III S.à r.l.
6C, PARC D’ACTIVITÉS SYRDALL
L-5365 MUNSBACH
GRAND DUCHY OF LUXEMBOURG
Ladies and Gentlemen:
     Reference is made to the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of October 15, 2009, by and between Beverage Packaging Holdings (Luxembourg) III S.à r.l., a private limited liability company (société à responsabilité limltée) duly formed under the laws of the Grand Duchy of Luxembourg (“Buyer”) and Closure Systems International (NZ) Limited, a New Zealand company (“Seller”) (as such agreement may be amended from time to time, the “Purchase Agreement”). Capitalized terms used herein without definition shall have the meaning ascribed to them in the Purchase Agreement.
     As an inducement for Buyer and Seller to enter into the Purchase Agreement, Rank Group Limited (“Rank”), a New Zealand company and an affiliate of Seller, hereby agrees to (i) enforce, in its reasonable discretion, any and all indemnification claims Rank may have against Alcoa Inc., a Pennsylvania corporation (“Alcoa”), under that certain Acquisition Agreement (the “Alcoa Acquisition Agreement”), dated as of December 21, 2007, between Alcoa and Rank, to the extent such claims are in respect of any Loss (as such term is defined in the Alcoa Acquisition Agreement), experienced by the Business, the Company or any Company Subsidiary and (ii) shall promptly pay over to the Company any amounts Rank or any of its Affiliates (other than the Company or any Company Subsidiary) may receive from Alcoa pursuant to the Alcoa Acquisition Agreement in respect of any such indemnification claim, net of any out of pocket costs and expenses associated with asserting such claim.
     This letter shall terminate from and after the date on which all or portion of the equity interests of Buyer or Rank or any parent entity of Buyer or Rank is issued to or sold, assigned or otherwise transferred to any Person that is not controlled directly or indirectly by the Hart Group.
     This letter will be governed by and construed in accordance with the internal law of the State of New York. This letter may be executed in counterparts and by facsimile, each of which will be an original and all of which together will be one and the same instrument.
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     Please evidence your agreement with the foregoing by executing a copy of this letter agreement and returning it to us.

Very truly yours, RANK GROUP LIMITED
By:	/s/ Aller Philip Hugli
Name: Aller Philip Hugli
	Title:	Authorized Signatory

Acknowledged and agreed as of the date set forth above: BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.À R.L.
By:	/s/ Helen Dorothy Golding
	Name:	Helen Dorothy Golding
	Title:	Authorized Signatory